        EXHIBIT 10.14

SAREPTA THERAPEUTICS, INC.

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

Restricted Stock Agreement

NOTICE OF RESTRICTED STOCK GRANT

Participant: [Name of Participant]

Address:

The above-named Participant (the “Participant”) has been granted the number of shares (the “Shares”) of restricted Common Stock of Sarepta Therapeutics, Inc. (the “Company”) set forth below (the “Restricted Stock), pursuant and subject to the terms and conditions of the Amended and Restated 2011 Equity Incentive Plan (the “Plan”) and this Restricted Stock Agreement, including this Notice of Restricted Stock Grant (the “Notice of Grant”) and the Terms and Conditions of Restricted Stock Grant attached hereto as Exhibit A, (this “Agreement”), as follows:

Date of Grant
Vesting Commencement Date
Number of Restricted Shares Granted

Vesting Schedule

Subject to the terms and conditions of the Plan and this Agreement, the Restricted Stock will vest, and the Company’s right to reacquire the Restricted Stock will lapse, in accordance with the following vesting schedule, with the number of Shares that vest on the first vesting date being rounded up to the nearest whole share, the number of Shares that vest on any subsequent vesting date being rounded down to the nearest whole share and 100% of the Shares becoming vested on the final vesting date:

[Insert vesting schedule]

Notwithstanding the foregoing, in the event the Participant’s relationship with the Company as a Service Provider terminates as a result of the Service Provider’s death, 100% of the Shares of Restricted Stock will vest as of the date of such death.

Agreements and Acknowledgements

The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated above.

Further, the Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

PARTICIPANT	SAREPTA THERAPEUTICS, INC.
Signature
Print Name

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.Grant of Restricted Stock. The Company hereby grants to the Participant the number of Shares of Restricted Stock, as each are set forth in the Notice of Grant that forms a part of this Agreement, pursuant and subject to the terms and conditions of the Plan and this Agreement.

2.Vesting Schedule.  The term “vest” as used herein with respect to any Share of Restricted Stock means the lapsing of the restrictions described herein with respect to such Share. Unless earlier terminated, forfeited, relinquished or expired and subject to the Participant’s continuous relationship with the Company as a Service Provider from the Date of Grant through each applicable vesting date, the Shares of Restricted Stock will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3.Forfeiture upon Termination of Relationship with the Company as a Service Provider; Death of Participant.

(a)Except as otherwise provided in any employment or change of control or similar individual agreement between the Company and the Participant, upon the termination of the Participant’s relationship with the Company as a Service Provider for any reason other than the death of the Participant, any then outstanding and unvested shares of Restricted Stock acquired by the Participant hereunder will be automatically and immediately forfeited.  The Participant hereby (i) appoints the Company or, if applicable, the Company’s designated escrow or transfer agent, as his or her attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, or to the Company’s designated escrow or transfer agent, as applicable, as a precondition to the issuance of any certificate or certificates with respect to unvested shares of Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company, or the Company’s designated escrow or transfer agent, as applicable, may reasonably request to accomplish the transfer or forfeiture of any unvested shares of Restricted Stock that is forfeited hereunder.

(b)In the event the Participant’s relationship with the Company as a Service Provider terminates as a result of the Service Provider’s death, 100% of the Shares of Restricted Stock will vest as of the date of such death.

4.Retention of Certificates.  Any certificates representing unvested Shares of Restricted Stock will be held by the Company.  If unvested shares of Restricted Stock are held in book entry form, the Participant agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

5.Legend.  All certificates representing unvested Shares of Restricted Stock will contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE Amended and Restated Sarepta Therapeutics, Inc. 2011 Equity Incentive Plan AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND Sarepta Therapeutics, Inc.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF Sarepta Therapeutics, Inc.

As soon as practicable following the vesting of any such Shares of Restricted Stock the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the Participant.  If any Shares of Restricted Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

6.Dividends, Voting Rights, etc.  The Participant will be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of Restricted Stock of which he or she is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of Restricted Stock of which he or she is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a Share of Restricted Stock (the “associated share”) acquired hereunder, including without limitation a distribution of shares of Common Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, will be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and will be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

7.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any distribution or delivery under this Agreement to a Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to receive such distribution or delivery, as the case may be, as determined by the Administrator.

8.Withholding of Taxes. The award or vesting of the Shares of Restricted Stock acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Company, including, if the Administrator so determines, by the delivery of previously acquired shares of Common Stock or Shares acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.  No certificates representing Shares will be transferred by the Company or its designated escrow or transfer agent nor restrictions otherwise removed from such Shares pursuant to the vesting of Shares of Restricted Stock unless and until the Participant has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

9.No Guarantee of Continued Service.  Neither the grant of the Restricted Stock, nor the issuance of Shares upon the vesting of any portion of the Restricted Stock, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her employment or service at any time.

10.Sale of Vested Shares; Non-transferability of Shares.  The Participant understands that he or she will be free to sell any Share of Restricted Stock once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.  Unvested Shares of Restricted Stock may not be transferred except as expressly permitted under Section 7 of this Agreement or Section 14 of the Plan.

11.Additional Conditions to Issuance and Vesting of Shares. The Company will not be obligated to deliver any Shares under the Plan or to remove any restriction from Shares previously delivered hereunder until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions contained in this Agreement have been satisfied or waived.  The Company may require, as a condition to the delivery of Shares under this Agreement or the vesting of such Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law.

12.Provisions of the Plan.  This Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By accepting, or being deemed to have accepted, all or any part of the Restricted Stock, the Participant agrees to be bound by the terms of the Plan and this Agreement.

13.Recoupment Policy; Stock Ownership Guidelines.  This award of Restricted Stock and any Shares issued pursuant to this Agreement will be subject to the Company’s Recoupment Policy and its Stock Ownership Guidelines, where applicable.

14.Electronic Delivery. The Company may decide to deliver any documents related to the Shares of Restricted Stock awarded hereunder or future awards of restricted stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.Form S-8 Prospectus.  The Participant acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Common Stock that may be issued under the Plan.

16.Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18.Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

19.Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan the Administrator may not, without the Participant’s consent, alter the terms of this Agreement so as to affect materially and adversely the Participant’s rights under this Agreement. This Agreement and the award of Restricted Stock hereunder is intended to be exempt from Code Section 409A.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A, or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this award of Restricted Stock.

20.Limitation on Liability.  Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this award of Restricted Stock to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this award of Restricted Stock.

21.Governing Law. This Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this award of Restricted Stock or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where this award of Restricted Stock is made and/or to be performed.